UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2015

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2015, SkyPeople Fruit Juice, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with SkyPeople International Holdings Group Limited (the “Buyer”), a Cayman Islands Company. The Buyer indirectly holds 50.2% of the equity of the Company and Mr. Yongke Xue ("Y. K. Xue"), Chairman and Chief Executive Officer of the Company and Mr. Hongke Xue, a member of the Board of Directors (the "Board") of the Company, indirectly and beneficially own 80.0% and 9.4%, respectively, of the equity of the Buyer.

Pursuant to the Agreement, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company 5,321,600 shares of common stock (the "Shares") of the Company (the "Transaction"). The purchase price for the Shares is $1.50 per share (the "Purchase Price"), and if the closing price for the common stock of the Company quoted on the NASDAQ Global Market is higher than $1.50 per share on the third business day after the public release of the Company's quarterly results for the quarter ended September 30, 2015, counting the day of the release as the first business day, the Purchase Price shall be adjusted to such closing price per share (the "Adjusted Price"), and the Buyer shall pay an additional amount for the Shares according to the Adjusted Price, and if the closing price for the common stock of the Company quoted on the NASDAQ Global Market is lower than $1.50 per share on the third business day after the public release of the Company's quarterly results for the quarter ended September 30, 2015, counting the day of the release as the first business day, no adjustment for the Purchase Price shall be made.

The total purchase price of the Shares is $7,982,400 and shall be paid by cancellation of the loan from the Buyer to SkyPeople Juice Group Co., Ltd. (a 99.78% indirectly owned subsidiary of the Company and the "Borrower") under a loan agreement dated on February 18, 2013, disclosed in the Form 8-K filed with SEC on February 19, 2013 and renewed on February 18, 2014 (the "Loan") in its principal amount. The shareholder who owns the remaining 0.22 % of the Borrower has paid $17,600 in cash to the Buyer as a part of repayment of the Loan. The unpaid interest on the Loan will remain an outstanding obligation of the Borrower. The Shares shall be issued and delivered within fifteen business days upon the consummation of the Transaction.

The Company shall file a registration statement for the registration of the Shares for the Buyer within 180 days from the effective date of this Agreement.

The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The Shares issuable in connection with the transaction described at Item 1.01 of this report on Form 8-K will be issued by the Company in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Regulation S of the Act. The Shares will be issued to non-U.S. persons (as such term is defined in Regulation S) in an offshore transaction relying on Regulation S. The Buyer has acknowledged that the Shares to be issued have not been registered under the Act.

Item 8.01 Other Events

On October 16, 2015, the Company issued a press release announcing the share purchase, a copy of which is attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Share Purchase Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: October 16, 2015	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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